REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated January 4, 2005, is between Allion Healthcare, Inc., a Delaware corporation (“Allion”), and Michael Stone and Jonathan Spanier (together, the “Warrant Holders”).

Each of the Warrant Holders has been issued warrants (the “Warrants”) to purchase shares of Common Stock, $.01 par value per share, of Allion (“Common Stock”), and Allion has agreed to grant to the Warrant Holders the registration rights provided for herein.

The parties agree as follows:

1. Request for Registration. If at any time Allion shall receive a written request from both Warrant Holders (a “Demand Request”) that Allion effect a registration under the Securities Act of 1933, as amended (the “Securities Act”), Allion shall, within 45 days after its receipt of the Demand Request, file with the Securities and Exchange Commission (the “SEC”) a registration statement on a form deemed appropriate by Allion’s counsel covering all the Warrant Holder’s Registrable Shares, and Allion shall use its reasonable best efforts to cause the registration statement to become effective. For purposes of this Agreement, “Registrable Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants. Registrable Shares shall cease to be such when (a) a registration statement covering such Registrable Shares has become or been declared effective and they have been disposed of pursuant to that registration statement, (b) eligible to be sold, transferred or distributed pursuant to or in compliance with Rule 144 (or any similar provision then in force) or any other exemption from registration under the Securities Act, or (c) they have been otherwise transferred and Allion has delivered new certificates not subject to any stop transfer order or other restriction on transfer and not bearing a legend restricting transfer in the absence of an effective registration statement.

Allion shall not be obligated to effect a registration pursuant to this Section 1:

(a)  after Allion has already effected one such registration pursuant to this Section 2, that registration has been declared or ordered effective and no stop order suspending the effectiveness of that registration statement has been issued within 30 days of that effectiveness (provided that Allion shall be deemed to have effected a registration pursuant to this Section 1 if it files a registration statement pursuant to this Section 1 and such registration statement is subsequently withdrawn because the Warrant Holders request for any reason whatsoever that such registration statement be withdrawn); or

(b)  if, at the time it receives a Demand Request, Allion would be required to prepare any financial statements other than those it customarily prepares or Allion determines in good faith in its reasonable judgment that the registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving Allion that is pending or contemplated at the time and promptly gives the Warrant Holders written notice of that determination (in which case Allion shall have the right to defer such filing for a period of not more than 60 days after receipt of the Demand Request).

2.  “Market Stand-off” Agreement. Each of the Warrant Holders agrees, if requested by Allion and an underwriter of Common Stock of Allion Stock and if imposed generally on officers and directors of Allion and acquirers of Common Stock of Allion or rights to Common Stock in acquisitions by Allion and its subsidiaries, not to sell or otherwise transfer or dispose of any Common Stock held by such Warrant Holder during the 180-day period following the effective date of any registration statement of Allion prepared and filed under the Securities Act. If requested by the underwriters, the Warrant Holders shall execute a separate agreement to the foregoing effect. Allion may impose stop-transfer instructions with respect to the Common Stock subject to the foregoing restriction until the end of said 180-day period.

3.  Expenses of Registration. Allion shall pay all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Allion, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, and expenses of listing the Registrable Securities on any exchange or securities market. All (a) underwriting discounts, selling commissions and brokerage fees, (b) stock transfer taxes incurred in respect of the Registrable Shares being sold, (c) fees and expenses of each of the Warrant Holders and their respective counsel and (d) other fees and expenses required to be paid by Warrant Holders under applicable law shall be borne and paid ratably by the Warrant Holders whose Registrable Securities are included in any such registration.

4.  Registration Procedures. In the case of each registration effected by Allion pursuant to this Agreement, Allion shall:

(a)  keep such registration statement effective for a period of 60 days or until each Warrant Holder has completed the distribution described in the registration statement, whichever occurs first;

(b)  furnish each Warrant Holder copies of any registration statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant to this agreement, as any Warrant Holder may from time to time reasonably request;

(c)  prepare and promptly file with the SEC and promptly notify each Warrant Holder of the filing of any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, any event with respect to Allion shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and

(d)  use its best efforts to qualify as soon as reasonably practicable the Registrable Shares included in the registration statement for sale under the securities or blue-sky laws of such states and jurisdictions within the United States as shall be reasonably requested by any Warrant Holder; provided that Allion shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions.

5.  Delay of Registration. No Warrant Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of this agreement.

6.  Indemnification.

(a)  Subject to the limitations set forth below in this Section 6(a), Allion shall indemnify each Warrant Holder offering Registrable Shares for sale pursuant to each registration that has been effected pursuant to this Agreement against all claims, losses, damages and liabilities (or actions in respect thereof) (collectively, “Losses”) arising out of or based solely on any untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Warrant Holder for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that Allion shall pay for only one counsel for all such Warrant Holders and Allion shall not be liable to a Warrant Holder in any such case (i) to the extent that any such Losses arise out of or are based on or result from any untrue statement or omission made in such registration statement based upon written information furnished to Allion by such Warrant Holder or (ii) in the case of a sale directly by a Warrant Holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such Warrant Holder engaging in a distribution on behalf of such Warrant Holder), such untrue statement or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Warrant Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person or entity asserting any such Losses or (iii) to the extent that any such Losses arise out of or are based on or result from any other act or omission on the part of any Warrant Holder that is inconsistent with the Warrant Holder’s rights hereunder or a violation of law.

(b)  Subject to the limitations set forth below in this Section 6(b), each Warrant Holder shall, if Registrable Shares held by him are included in the securities as to which such registration is being effected, severally and not jointly indemnify Allion, each of its directors and officers who sign such registration statement, each affiliate and control person of Allion, each underwriter, if any, of Allion’s securities covered by such registration statement, and each other security holder whose securities are included in such registration, and each affiliate thereof against all Losses arising out of or based solely on any untrue statement of a material fact contained in any such registration statement under which such Registrable Shares were registered under the Securities Act, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Allion, such directors, officers, employees, affiliates, or security holders or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Losses; provided, however that such Warrant Holder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Warrant Holder, furnished in writing to Allion by such Warrant Holder specifically for use in the registration statement or the prospectus included therein.

(c)  Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and any claim or any litigation resulting therefrom. In case any action is brought against an Indemnified Party, and it notifies the Indemnifying Parties of the commencement thereof, the Indemnifying Party will be entitled to participate in and, to the extent it so determines, assume the defense thereof; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense. After notice from the Indemnifying Party of its election to so assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

7.  Conditions to Registration. As a condition to Allion’s obligation under this Agreement to cause a registration statement to be filed or Registrable Shares to be included in a registration statement, each Warrant Holder shall provide such information and execute such documents as may reasonably be required in connection with such registration. Without limiting the foregoing, no Warrant Holder may participate in any registration under this agreement which is underwritten unless such Warrant Holder (a) agrees to sell its securities on the basis provided in any such underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

8.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier, or if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses or by telecopy, receipt confirmed (or at such other address as shall be given in writing by any party to the other):

If to Allion, to:

Allion Healthcare, Inc.
1660 Walt Whitman Road
Melville, New York 11747
Fax: (631) 547-6532
Attention: Michael P. Moran

With a copy to:

Nixon Peabody LLP
990 Stewart Avenue, 3rd Floor
Garden City, New York 11530
Fax: (516) 832-7555
Attention: Allan H. Cohen

If to Sellers, to:

Michael Stone
18 Ozone Avenue
Venice, California 90291

and

Jonathan Spanier
269 South Beverly Drive, #1162
Beverly Hills, California 90212

With a copy to:

Ackerman, Levine, Cullen, Brickman & Limmer, LLP
175 Great Neck Road
Great Neck, New York 11021
Fax: (516) 829-6966
Attention: Leslie J. Levine, Esq.

9.  Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

10.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.

11.  Consent to Jurisdiction. The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement may be brought and enforced in the courts of the State of California or of the United States of America located in the County of Los Angeles, State of California, and irrevocably submits to such jurisdiction for such purpose. The parties hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.

12.  Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

13.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Facsimile copies of original signatures shall be effective as original signatures.

14.  Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. This Agreement may not be amended except by an instrument in writing signed by the party sought to be charged with effect of such amendment.

[end of text; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ALLION HEALTHCARE, INC.

By: __/s/ Michael Moran_____
Name: Michael Moran
Title: President and CEO

___/s/ Michael Stone__________
Name: Michael Stone

__/s/ Jonathan Spanier_________
Name: Jonathan Spanier